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                                                              EXHIBIT 23.01

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                                                              EXHIBIT 23.01

                       INDEPENDENT AUDITOR'S CONSENT

  We consent to the use in this Post Effective Amendment No. 3 to Registration Statement No. 333-3222 of our report dated February 17, 1997 relating to the financial statements of Dean Witter Spectrum Balanced L.P., Dean Witter Spectrum Strategic L.P. and Dean Witter Spectrum Technical L.P., and our report dated February 17, 1997 relating to the statements of financial condition of Demeter Management Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

April 16, 1997

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